Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Boost Run Inc. of our report dated March 27, 2026, relating to the consolidated financial statements of Boost Run Holdings, LLC for the years ended December 31, 2025 and 2024, appearing in the Prospectus, which is part of the Registration Statement (No. 333-292712) on Form S-4 declared effective on April 8, 2026.

/s/ Elliott Davis, PLLC

Charlotte, North Carolina

July 20, 2026

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Boost Run Inc. of our report dated March 11, 2026, relating to the consolidated financial statements of Boost Run Inc. as of December 31, 2025 and for the period from September 5, 2025 (inception) through December 31, 2025, appearing in the Prospectus, which is part of the Registration Statement (No. 333-292712) on Form S-4 declared effective on April 8, 2026.

/s/ Elliott Davis, PLLC

Charlotte, North Carolina

July 20, 2026